UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): October 20, 2016 (October 19, 2016)

CAESARS ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10410 (Commission File Number)	62-1411755 (IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109
(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 20, 2016, Caesars Entertainment Corporation (“ CEC ”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“ CEOC ” and, with its debtor subsidiaries, the “ Debtors ”) announced that the applicable parties have further extended the automatic termination date set forth in the Sixth Amended & Restated Restructuring Support Agreement, dated as of October 4, 2016, allowing additional time to finalize certain additional documentation in connection with the Debtors’ Third Amended Joint Plan Reorganization.

On October 20, 2016, CEC issued a press release in connection with the foregoing. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this report by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Exhibits

Exhibit No.    Description

99.1        Text of Press Release, dated October 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 20, 2016	By: /s/ SCOTT E. WIEGAND
Name: Scott E. Wiegand
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.    Description

99.1        Text of Press Release, dated October 20, 2016